UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2013

Artio Global Investors Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-34457	13-6174048
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 Madison Ave. New York, NY	10017
(Address of principal executive offices)	(Zip Code)

(212) 297-3600
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01                      Completion of Acquisition or Disposition of Assets.

On May 21, 2013, pursuant to the terms of the Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”), dated as of February 13, 2013, by and among Artio Global Investors Inc. (“Artio Global” or the “Registrant”), Aberdeen Asset Management PLC, a public limited company organized under the laws of the United Kingdom (“Aberdeen”), and Guardian Acquisition Corporation, a Delaware corporation and an indirect wholly owned subsidiary of Aberdeen (“Merger Sub”), Artio Global was acquired by Aberdeen through a merger of Merger Sub with and into Artio Global (the “Merger”), with Artio Global surviving the Merger as a wholly owned indirect subsidiary of Aberdeen (the “Surviving Corporation”).

At the effective time of the Merger (the “Effective Time”), each outstanding share of Class A common stock, par value $0.001 per share, of Artio Global (the “Common Stock”) (other than shares held by Artio Global, Aberdeen, any of their respective wholly owned subsidiaries or any holder who has properly perfected its rights of appraisal within the meaning of Section 262 of the Delaware General Corporation Law) was converted into the right to receive $2.75 in cash, without interest and less any required withholding taxes.  Further, in connection with the Merger and the termination of certain of Artio Global’s deferred compensation plans as described under Item 5.02 below, each restricted share of Common Stock and each restricted stock unit (both time-based and performance-based vesting units) of Artio Global was converted into the right to receive (subject to vesting, if applicable), for each share of Common Stock subject to such award, (i) $2.75 in cash plus (ii) all dividends and interest, if any, accrued but unpaid as of the date of such termination with respect to such share, in each case without interest and subject to any required withholding taxes (all amounts under (i) and (ii) collectively, the “Award Payments”).  The aggregate value of consideration paid in connection with the Merger was approximately $179.7 million.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which was filed as Exhibit 2.1 to Artio Global’s Current Report on Form 8-K with the U.S. Securities and Exchange Commission (the “SEC”) on February 15, 2013, and which is incorporated herein by reference.

Item 3.01                      Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 21, 2013, in connection with the Merger, Artio Global notified the New York Stock Exchange (the “NYSE”) that the Merger had been completed and requested that trading of the Common Stock on the NYSE be suspended following the close of trading on May 21, 2013.  In addition, Artio Global requested that the NYSE file with the SEC an application on Form 25 to delist the Common Stock from the NYSE and deregister the Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Artio Global intends to file with the SEC a Form 15 to suspend Artio Global’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03                      Material Modification to Rights of Security Holders.

The information set forth in Items 2.01, 5.02 and 5.03 is incorporated herein by reference.

Item 5.01                      Changes in Control of Registrant.

The information set forth in Item 2.01 is incorporated herein by reference.

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger, the directors of Merger Sub immediately prior to the Effective Time became the directors of the Surviving Corporation.  In connection therewith, each of Francis Ledwidge, Robert Jackson, Duane Kullberg, Christopher Wright, Anthony Williams and Richard Pell resigned from Artio Global’s board of directors.  Following consummation of the Merger, by written consent of the Surviving Corporation’s sole stockholder, the officers of Merger Sub immediately prior to the Effective Time became the officers of the Surviving Corporation.

Also in connection with the Merger, Artio Global terminated the Artio Global Investors Inc. 2009 Stock Incentive Plan, the Artio Global Investors Inc. Incentive Award and Special Deferred Compensation Award Program and the Supplemental Retirement Plan for the Officers of Artio Global Investors Inc. and its Affiliates, each as amended, and following such termination, certain amounts (including the Award Payments) became distributable under these plans to each of Artio Global’s employees, including named executive officers, who participated in such plans.

Item 5.03                      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the Merger, at the Effective Time, Artio Global’s certificate of incorporation was amended and restated in its entirety and the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, became the bylaws of the Surviving Corporation.  The amended and restated certificate of incorporation and the bylaws of Artio Global, each as in effect immediately following the Effective Time, are attached hereto as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference.

Item 5.07.         Submission of Matters to a Vote of Security Holders.

On May 16, 2013, Artio Global held its 2013 annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, seven proposals were submitted to Artio Global’s stockholders.  Each proposal is described in more detail in Artio Global’s 2013 annual proxy statement, as filed with the SEC on April 11, 2013 (the “Proxy Statement”). The voting results for each proposal are set forth below.

Proposal 1

Artio Global’s stockholders adopted and approved the Merger Agreement.  The results were as follows:

Votes For	Votes Against	Abstained	Broker Non-Votes
49,749,571	30,384	2,510	3,097,484

Proposal 2

The results of the non-binding advisory vote of Artio Global’s stockholders to approve the compensation that may be paid or become payable to named executive officers of Artio Global that is based on or otherwise relates to the Merger were as follows:

Votes For	Votes Against	Abstained	Broker Non-Votes
41,904,607	7,346,791	531,067	3,097,484

Proposal 3

Artio Global’s stockholders approved the adjournment of the Annual Meeting to a later time, if necessary or appropriate, to solicit additional proxies in the event there were insufficient votes at the time of the Annual Meeting or any adjournment or postponement thereof to adopt and approve the Merger Agreement.  The results were as follows:

Votes For	Votes Against	Abstained	Broker Non-Votes
49,804,989	3,067,602	7,358	0

Proposal 4

Artio Global’s stockholders elected the following directors to hold office until Artio Global’s 2016 annual meeting of stockholders, until their respective successors are duly elected and qualified or until the closing of the transactions contemplated by the Merger Agreement. The results were as follows:

	Votes For	Votes Withheld	Broker Non-Votes
Robert Jackson	45,542,088	4,240,377	3,097,484
Duane Kullberg	45,764,468	4,017,997	3,097,484
Christopher Wright	49,417,904	364,561	3,097,484

Proposal 5

The results of the non-binding advisory vote of Artio Global’s stockholders to approve the compensation of the named executive officers of Artio Global as disclosed in the section of the Proxy Statement entitled “Executive Compensation” were as follows:

Votes For	Votes Against	Abstained	Broker Non-Votes
44,280,668	4,934,500	567,297	3,097,484

Proposal 6

Artio Global’s stockholders adopted the amended and restated stock incentive plan to provide for qualifying performance-based awards under Section 162(m) of the Internal Revenue Code of 1986, as amended.  The results were as follows:

Votes For	Votes Against	Abstained	Broker Non-Votes
48,856,010	897,914	28,541	3,097,484

Proposal 7

Artio Global’s stockholders ratified the appointment of KPMG LLP as Artio Global’s independent registered public accountants for the fiscal year ending December 31, 2013. The results were as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
52,458,087	391,188	30,674	0

Item 8.01                      Other Events.

On May 21, 2013, Artio Global and Aberdeen issued a joint press release announcing the completion of the Merger.  The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

2.1
Agreement and Plan of Merger, dated February 13, 2013, by and among Artio Global Investors Inc., Aberdeen Asset Management PLC and Guardian Acquisition Corporation (incorporated by reference to Exhibit 2.1 of Artio Global Investors Inc.’s Current Report on Form 8-K filed with the SEC on February 15, 2013)

3.1	Amended and Restated Certificate of Incorporation of Artio Global Investors Inc.

3.2	Bylaws of Artio Global Investors Inc.

99.1	Joint Press Release of Artio Global Investors Inc. and Aberdeen Asset Management PLC, dated May 21, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Artio Global Investors Inc.

Date: May 21, 2013	By:	/s/ Andrew Smith
	Name:	Andrew Smith
	Title:	Chief Financial Officer

Exhibit Index

Exhibit Number	Exhibit Description

2.1
Agreement and Plan of Merger, dated February 13, 2013, by and among Artio Global Investors Inc., Aberdeen Asset Management PLC and Guardian Acquisition Corporation (incorporated by reference to Exhibit 2.1 of Artio Global Investors Inc.’s Current Report on Form 8-K filed with the SEC on February 15, 2013)

3.1	Amended and Restated Certificate of Incorporation of Artio Global Investors Inc.

3.2	Bylaws of Artio Global Investors Inc.

99.1	Joint Press Release of Artio Global Investors Inc. and Aberdeen Asset Management PLC, dated May 21, 2013